Exhibit 10.10

TRANCHE B-1 (PERFORMANCE-VESTING) NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of [                    ] (the “Grant Date”), by and among TAMINCO ACQUISITION CORPORATION, a Delaware corporation (the “Company”), and [            ] (the “Optionee”).

WHEREAS, the Company, acting through a Committee (as defined in the Company’s 2012 Equity Incentive Plan (the “Plan”)) with the consent of the Company’s Board of Directors (the “Board”) has granted to the Optionee, effective as of the date of this Agreement, an option under the Plan to purchase a number of shares of Common Stock (as defined in the Plan) on the terms and subject to the conditions set forth in this Agreement and the Plan;

WHEREAS, the Tranche B-1 Option granted pursuant to this Agreement is intended to be a single option grant made as of the Grant Date and this Agreement will be interpreted accordingly;

WHEREAS, by accepting this Tranche B-1 Option, the Optionee agrees that certain restrictions shall apply to the Optionee, which restrictions are set forth on Schedule I of the Plan;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety (including, without limitation, the provisions of Articles V and IX and Schedule I). In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

Section 2. Option: Option Price. On the terms and subject to the conditions of the Plan and this Agreement, including, without limitation, Section 18 of this Agreement, the Optionee shall have the option (the “Option”) to purchase Shares at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. Payment of the Option Price may be made in the manner specified by Section 5.9 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in Section 7 of this Agreement, the Option shall remain exercisable as to all Vested Options (as defined in Section 4) until the expiration of the Option Term (as defined in Section 3). Except as otherwise provided in the Plan or this Agreement, upon a Termination of Relationship, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate.

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 5.7 of the Plan) or this Agreement.

Section 4. Vesting. Subject to the Optionee’s continued employment or other service relationship with the Company or its Subsidiaries through each applicable vesting date, the Options shall become non-forfeitable (when the Options become non-forfeitable, the “Vested Options”) and shall become exercisable according to the following provision:

(a) The Options shall become Vested Options and shall become exercisable (i) immediately prior to a Realization Event if in connection with such Realization Event (A) the realized Sponsor IRR equals or exceeds 17% and the Sponsor MOIC equals or exceeds 1.5 or (B) the Sponsor MOIC equals or exceeds 2.0, or (ii) on the first date following the occurrence of a Realization Event as of which (A) the realized Sponsor IRR equals or exceeds 17% and the Sponsor MOIC equals or exceeds 1.5 or (B) the Sponsor MOIC equals or exceeds 2.0.

(b) Notwithstanding anything contained herein to the contrary, each unvested Option shall cease vesting as of the time of the Optionee’s Termination of Relationship with the Company and/or its Subsidiaries for any reason and no Option which is not a Vested Option as of such time shall become a Vested Option thereafter, except as provided in Section 7(b) below. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on the Optionee.

Section 5. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee inter vivos and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option can be transferred to his or her heirs and shall thereafter be exercisable, during the period specified in Section 7 of this Agreement, by his or her heirs, executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his or her death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Upon the exercise of an Option, to the extent such Optionee is not then a party to the Investor Rights Agreement, the Optionee shall deliver to the Company an Adoption Agreement, in form and substance satisfactory to the Board, pursuant to which the Optionee agrees to become a party to the Investor Rights Agreement.

Section 6. Optionee’s Employment or Other Service Relationship. Nothing in the Option shall confer upon the Optionee any right to continue the Optionee’s employment or other service relationship with the Company or any of its Affiliates or interfere in any way with the right of the Company or its Affiliates or stockholders, as the case may be, to terminate the Optionee’s employment or other service relationship with the Company or its Affiliates or to increase or decrease the Optionee’s compensation at any time, subject to the terms and conditions of the Optionee’s employment or service agreement. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive any other grant of other Awards under the Plan in the future. The grant of the Option does not form part of the Optionee’s entitlement to remuneration or benefits in terms of his employment with the Company or any Subsidiary.

Section 7. Termination.

(a) Except as otherwise set forth in Section 7(b), the Option shall automatically terminate and shall become null and void and be of no further force and effect upon the earliest of:

(i) The tenth anniversary of the Grant Date;

(ii) Where the Optionee is deemed to be a “Good Leaver” (as defined below), the later of (A) the first anniversary of any Termination of Relationship of the Optionee or (B) the thirtieth (30th) day following the expiration of the Belgian Tax Lock-Up Period (as defined in the Plan);

(iii) Where the Optionee is deemed h to be a “Medium Leaver” (as defined below), the later of (A) the ninetieth (90th) day following any Termination of Relationship of the Optionee or (B) the thirtieth (30th) day following the expiration of the Belgian Tax Lock-Up Period; or

(iv) The date of the Termination of Relationship of the Optionee where the Optionee is deemed to be a “Bad Leaver” (as defined below).

(b) Notwithstanding anything to the contrary contained in this Section 7, if a Termination of Relationship other than by the Company for Cause occurs on or after the fifth anniversary of the Grant Date, the Options shall remain outstanding, can vest and can become exercisable until the end of the Option Term specified in Section 7(a)(i); provided, however, that, notwithstanding the foregoing, in no event shall any such Option be exercisable prior to the date such Option become a Vested Option pursuant to Section 4(a).

(c) Following a Termination of Relationship, the Option Shares acquired upon the exercise of Vested Options may be repurchased by the Company or other “Eligible Offerees” (as defined in the Investor Rights Agreement) in accordance with terms and provisions of the Investor Rights Agreement as follows:

(i) If the Optionee was a Good Leaver, all of the Optionee’s Option Shares may be repurchased for their Fair Market Value;

(ii) If the Optionee was a Medium Leaver, (A) 50% of the Optionee’s Option Shares may be repurchased for their Fair Market Value, and (B) 50% of the Optionee’s Option Shares may be repurchased for the lesser of (x) the Option Price paid by the Optionee for such Option Shares or (y) the Fair Market Value of such Option Shares; and

(iii) If the Optionee was a Bad Leaver, all of the Optionee’s Option Shares may be repurchased for the lesser of (x) the Option Price paid by the Optionee for such Option Shares or (y) the Fair Market Value of such Option Shares.

(d) For purposes of this Agreement:

(i) An Optionee shall be deemed to be a “Good Leaver” if his Termination of Relationship occurs as a result of (A) termination of employment or other service relationship by the Company without Cause, (B) termination of employment or other service relationship by the Optionee for Good Reason (as defined in Section 7(b)(iv), below), (C) the Optionee’s death, serious illness or permanent disability, or (D) the Optionee’s standard (early) retirement (consistent with the Company’s procedures and policies) on or following the third anniversary of the Grant Date;

(ii) An Optionee shall be deemed to be a “Medium Leaver” if his Termination of Relationship occurs as a result of (A) the Optionee’s voluntary resignation on or following the third anniversary of the Grant Date for any reason pursuant to which the Optionee would not be deemed a Good Leaver, or (B) the Optionee’s standard (early) retirement (consistent with the Company’s procedures and policies) prior to the third anniversary of the Grant Date; and

(iii) An Optionee shall be deemed to be a “Bad Leaver” if his Termination of Relationship occurs as a result of (A) termination of employment or other service relationship by the Company for Cause, or (B) except as may otherwise be determined by the Board, the Optionee’s voluntary resignation prior to the third anniversary of the Grant Date for any reason pursuant to which the Optionee would not be deemed a Good Leaver or a Medium Leaver.

(iv) An Optionee shall have “Good Reason” to resign his employment or terminate his services within one hundred and eighty (180) days following the occurrence of any of the following, unless the Holder has given his specific prior written consent that he shall not invoke the relevant event as a Good Reason: (A) the relocation Optionee’s current principal employment or service location more than one hundred (100) kilometers from Optionee’s current principal employment or service location; (B) the sale of the Optionee’s business unit, or (C) a material breach by the Company or one of its Affiliates of any employment or service agreement entered into between the Optionee and the Company or any of its Affiliates which has not been cured (if such breach can be cured) after notice and a reasonable opportunity and period to cure.

Section 8. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Taminco Acquisition Corporation

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 100 19

Attn:	Scott M. Kleinman and Chief Legal Officer

With copies to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4802

Attn:	Taurie M. Zeitzer, Esq.
Bradd L. Williamson, Esq.

If to the Optionee, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 10. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 11. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be impaired without the Optionee’s consent. Notwithstanding the foregoing, this Agreement may not be modified or amended if such change would impair the rights of or have material adverse tax consequences for the Optionee without the consent of the Optionee.

Section 12. Governing Law . THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 13. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 14. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 15. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 16. Enforcement. In the event the Company or any Optionee institutes litigation to enforce or protect its rights under this Agreement or the Plan, each party shall be solely responsible for all attorneys’ fees, out-of-pocket costs and disbursements it incurs relating to such litigation and in no event shall any party be responsible for paying all or any part of any other party’s fees or expenses.

Section 17. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 18. Acceptance of Option. If the Optionee does not execute this Agreement within sixty (60) days following the Grant Date and thereby accept the terms and conditions of this Agreement and the Plan (including, without limitation, Schedule I of the Plan), then the Optionee will be deemed to have declined the Option and the Option will be null and void (and the Optionee will have no rights with respect thereto).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the date written under their signature.

TAMINCO ACQUISITION CORPORATION

By:
Name: Title: Date of signature:

OPTIONEE

DECLARATION: ELECTION OF TAXATION: Pursuant to article 42§ 1 of the Act of March 26, 1999, the Optionee acknowledges that he is accepting all the terms and provisions of the Plan including the election for taxation of his Options as of the date of grant provided in Schedule I, that his acceptance of this Non-Qualified Stock Option Agreement is made no later than the 60th day after the Grant Date, so that he is eligible for the special taxation regime provided in said Act of March 26, 1999.

[Name]

Residence Address:

Date of signature:

Number of Shares of Common Stock

subject to [Tranche B-1] Options: [            ]

Option Price for [Tranche B-1] Options: $[            ]